Exhibit 10.11

PRICE ADJUSTMENT RIGHTS PLAN

of

ETORO GROUP LTD.

Dated as of [●], 2021

i

PRICE ADJUSTMENT RIGHTS PLAN

This PRICE ADJUSTMENT RIGHTS PLAN, dated as of [●], 2021 (this “Plan”), adopted by eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), determines the framework with respect to the price adjustment rights of the Company (“PARs”), in the amounts and subject to the terms and conditions set forth herein.

WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of March 16, 2021 (the “Merger Agreement”), by and among the Company, Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and FinTech Acquisition Corp. V, a Delaware corporation (“SPAC”), pursuant to which Merger Sub will merge with and into SPAC (the “Merger”) with SPAC surviving as a wholly-owned subsidiary of the Company, on the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Merger, on [●], 2021 (the “Closing Date”), subject to the terms and conditions of the Merger Agreement, (a) each outstanding preferred share, no par value, of the Company (each, a “Preferred Share”) will be converted (the “Conversion”) into one common share of the Company, no par value (each, a “Common Share”), and (b) immediately following the Conversion, each outstanding Common Share and each Common Share underlying Vested Company Options (as defined below) (except for the Accepted Shares (as defined below)), will be reclassified into (i) one Common Share and (ii) a number of PARs as calculated pursuant to Section 2.1 below (the “Reclassification”);

WHEREAS, the Company intends that, for U.S. federal income tax purposes, the Reclassification, together with the Conversion and the Stock Split (as defined below), will constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder; and

WHEREAS, the board of directors of the Company (the “Board”) has approved this Plan as of [●] and the issuance of 40,000,000 PARs hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company hereby agrees as follows:

Article 1

DEFINITIONS

Section 1.1 Definitions. For purposes of this Plan, the following terms shall have the following meanings:

“Accepted Shares” means the shares tendered in the Self-Tender Offer and accepted by the Company for purchase in the Self-Tender Offer such that the aggregate number of Accepted Shares multiplied by $10.00 is equal to an amount that is equal to the consideration paid by the Company in the Self-Tender Offer.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Articles” means the Company’s Amended and Restated Memorandum and Articles of Association, as they may be amended from time to time.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or Tel-Aviv, Israel are authorized or required by Law to close.

“Closing” means the consummation of the Merger pursuant to the Merger Agreement.

“Governmental Entity” shall mean, with respect to the United States, Israel, British Virgin Islands or any other foreign or supranational entity: (a) any federal, provincial, state, local, municipal, foreign, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality or tribunal, or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Holder” means a Person in whose name a PAR is registered in the PAR Register at the applicable time.

“ITA” means the Israel Tax Authority.

“Law” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Majority Holders” means, at the time of determination, the Holders holding at least the majority of the then outstanding PARs.

“Ordinance” shall mean the Israeli Income Tax Ordinance [New Version], 5721-1961, as amended, and the rules and regulations promulgated thereunder, including any publications and clarifications issued by the ITA.

“PAR Agent” means American Stock Transfer & Trust Company, a New York corporation.

“PAR Register” means the register of the PARs maintained by the PAR Agent, an initial copy of which is attached hereto as Schedule A.

“PAR Tax Ruling” means a Tax ruling from the ITA according to which the receipt of PAR by each shareholder of the Company and applicable optionholder of the Company and the subsequent receipt of additional Common Shares pursuant to such PAR each shall not constitute taxable events, or setting forth other determinations regarding the tax treatment of the receipt of PAR and of additional Common Shares pursuant thereto that are acceptable to the Company.

“Permitted Transfer” means a transfer of any PARs (i) to an Affiliate of the applicable Holder, (ii) by will or intestate succession upon the death of a Holder of such PARs, (iii) by operation of Law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement, (iv) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (v) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (vi) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, and (vii) if Holder is an entity, any direct or indirect partners, members or equity holders of Holder, any affiliate (as defined in Rule 405 promulgated under the Securities Act) of Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; provided that any Permitted Transfer will require prior notification to the PAR Agent; provided, further, that PARs held by Non-U.S. Optionholders shall not be transferrable prior to exercise of the underlying Company Option, except as set forth in clauses (ii) and (iii); provided, further, that no PARs shall be transferrable unless the corresponding Common Share is transferred in the same transaction.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Section 102” means the capital gains track of Section 102 of the Ordinance and any regulations, rules, orders or other legislative item promulgated thereunder as now in effect or as hereafter enacted or amended.

“Section 102 Option” means any option to purchase Common Shares that was granted and is subject to certain taxes pursuant to Section 102(b)(2) of the Ordinance.

“Section 102 Shares” means Common Shares that were either (a) issued pursuant to Section 102 and are subject to certain taxes pursuant to Section 102(b)(2) of the Ordinance or (b) issued upon exercise of Section 102 Options.

“Section 102 Trustee” means the trustee appointed by the Company to hold Section 102 Shares and Section 102 Options pursuant to Section 102.

“Securities Act” means the United States Securities Act of 1933, as amended (the “Securities Act”).

“Self-Tender Offer” means the offer by the Company to repurchase certain securities for an aggregate gross purchase price of up to $300,000,000 at a gross price per share of $10.00, less certain transaction expenses, pursuant to the Offer Notice dated as of August 6, 2021.

“Settlement Date” means the date selected by the Company’s Board, following the automatic exercise of any PARs as set forth herein, on which the Company issues the Common Shares issuable upon the automatic exercise of the PARs, which date will be no later than the fifteenth (15th) Business Day following the date on which the applicable PARs have been automatically exercised or, in the case of Vested Company Options held by Non-U.S. Optionholders, no later than the fifteenth (15th) Business Day following the date on which the applicable Vested Option is exercised.

“Stock Price” means, on any Trading Day after the Closing Date, the closing sale price per Common Share reported as of 4:00 p.m., New York, New York time on such Trading Day, as reported by Bloomberg L.P. (or, if not reported therein, in another authoritative source selected by the Board).

“Stock Split” means the stock split of each outstanding Common Share, and each Common Share underlying any Company Options, into such number of Common Shares calculated in accordance with the Merger Agreement.

“Trading Day” means any day on which Common Shares are tradeable on the principal securities exchange or securities market on which Common Shares are then traded.

“Transaction” means a merger, capital stock exchange, reorganization, sale of substantially all assets or shares of, or other similar transaction involving, the Company, upon the consummation of which holders of Common Shares would be entitled to exchange their shares of Common Shares for cash, securities or other property.

“Vested Company Options” means any Common Shares underlying a vested outstanding and unexercised option to purchase Common Shares issued pursuant to the Company’s Employee Share Option Plan (2007) as of the Closing.

Section 1.2 Interpretation. Unless the context expressly otherwise requires:

(a) the words “hereof,” “hereto,” “herein,” and “hereunder,” and words of similar import, when used in this Plan, shall refer to this Plan as a whole and not to any particular provision of this Plan;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Article, Section, or Annex shall refer, respectively, to Articles and Sections of, and Annexes to, this Plan;

(e) wherever the word “include,” “includes,” or “including” is used in this Plan, it shall be deemed to be followed by the words “without limitation”;

(f) the term “or” will not be deemed to be exclusive;

(g) references herein to any gender include the other genders; and

(h) any Law defined or referred to herein will refer to such Law as amended and the rules and regulations promulgated thereunder.

Article 2

PRICE ADJUSTMENT RIGHTS

Section 2.1 The Reclassification. Pursuant to the Reclassification, each holder of Common Shares and each holder of Vested Company Options will receive, as of immediately prior to Closing, a number of PARs determined as the product of (a) 40,000,000 and (b) a fraction, the numerator of which shall be the aggregate number of Common Shares held by such holder immediately after the Conversion and immediately prior to the Reclassification (including any Common Shares that would be received upon the exercise of Vested Company Options without giving effect to any cashless exercise of such Vested Company Options), and the denominator of which shall be the aggregate number of Common Shares held by all holders of Common Shares immediately after the Conversion and immediately prior to the Reclassification (including any Common Shares that would be received upon the exercise of Vested Company Options without giving effect to any cashless exercise of such Vested Company Options); provided that Accepted Shares shall be excluded from both the numerator and denominator. Any fractional PARs resulting from such calculation will be rounded down to the nearest whole number; provided that the Board may make adjustments as it deems appropriate so that such rounding does not result in more than 40,000,000 PARs being issued.

Section 2.2 PARs. Each PAR represents the rights of the applicable Holder to receive, on the applicable Settlement Date, without additional consideration and without any further action required by such Holder, one Common Share, subject to adjustments pursuant to Article 3.

Section 2.3 Section 102 PARs. With respect to any PARs issuable in respect of any Section 102 Shares or any Section 102 Options (“Section 102 PARs”), at the Closing, the Company will deposit such Section 102 PARs with the Section 102 Trustee. In addition, with respect to any Common Shares issuable upon the automatic exercise of any Section 102 PARs, the Company will, on the applicable Settlement Date, deposit such Common Shares with the Section 102 Trustee. The grant, deposit and exercise of Section 102 PARs are intended to be consistent with the requirements of Section 102 in all respects.

Section 2.4 Optionholders.

(a) Each holder of Vested Company Options that, to the knowledge of the Company, is subject to taxation in the U.S. (a “U.S. Optionholder”) shall not be required to exercise such Vested Company Options in order to receive such U.S. Optionholder’s pro rata share of the PARs, but any unexercised PARs held by such U.S. Optionholder shall be forfeited upon termination of such U.S. Optionholder’s employment by the Company or any of its subsidiaries for Cause (as defined in the Company’s equity plan pursuant to which such Vested Company Options were granted). If any PARs held by any U.S. Optionholder are automatically exercised pursuant to Sections 3.1 and 3.2, such PARs will be settled in Common Shares no later than fifteen (15) Business Days after the date on which such PARs are automatically exercised.

(b) Each holder of Vested Company Options who, to the knowledge of the Company, is not a U.S. Optionholder (a “Non-U.S. Optionholder”) shall not be required to exercise such Vested Company Options prior to the date on which the applicable PARs have been automatically exercised pursuant to Sections 3.1 and 3.2; provided that, notwithstanding the foregoing, such PARs shall not be settled in Common Shares until such Vested Company Options are exercised, and in such event the number of PARs that are settled shall be proportionate to the number of Vested Company Options that are exercised out of the total number of Vested Company Options held by the applicable holder. In the event that Vested Company Options are terminated or expire prior to the settlement of the associated PARs, then such associated PARs shall also terminate and expire concurrently with the applicable Vested Company Options, and therefore shall not entitle the holder thereof to receive the Common Shares that would otherwise be issuable upon the settlement of such PARs. Any fractional PARs resulting from any of the foregoing calculations will be rounded down to the nearest whole number.

(c) The automatic exercise of any PARs held by any U.S. Optionholder or Non-U.S. Optionholder, other than Section 102 PARs, shall be subject to applicable tax withholding, as required or advisable, as shall be determined by the Company in its sole discretion. The Company shall be entitled to sell any Common Shares issuable upon automatic exercise of any PARs in order to cover any withholding tax liability, unless the applicable Holder shall have made arrangements to cover such withholding tax liability in a manner and within a time period that are acceptable to the Company in its sole discretion.

Section 2.5 No Separate Class. It is the intent of the Company that the PARs do not constitute a separate class of capital stock of the Company, and, as provided by the Articles, as of the date hereof, the Company has two classes of shares: Preferred Shares and Common Shares (irrespective of whether some holders of Common Shares are entitled to receive PARs and other holders of Common Shares are not entitled to receive PARs). All PARs shall be uncertificated.

Article 3

PAR EXERCISE

Section 3.1 Automatic Exercise. The PARs are divided into two tranches as follows:

(a) Fifty percent (50%) of the PARs (the “First Tranche”) held by each Holder shall automatically be exercised if, at any time on or prior to the last day of the thirtieth (30th) month following the Closing Date, the Stock Price of the Common Shares is greater than or equal to $15.00 (the “First Threshold Amount”) over any twenty (20) Trading Days within any thirty (30) Trading Day period or in the event of a Transaction pursuant to which holders of Common Shares would be entitled to exchange their shares of Common Shares entirely for cash, the First Tranche shall automatically be exercised immediately prior to the consummation of such Transaction so long as the amount paid per share in such Transaction shall be greater than or equal to the First Threshold Amount. If the First Tranche of PARs has not been automatically exercised by the last day of the thirtieth (30th) month following the Closing Date, then the First Tranche of the PARs shall be automatically forfeited without consideration and shall be canceled and cease to exist unless extended pursuant to Section 3.2(a). In the event that a Holder holds an uneven number of PARs, the number of PARs to be automatically exercised at the First Tranche shall be rounded up to the nearest whole number.

(b) Without limiting the vesting of the First Tranche in accordance with Section 3.1(a), all of the remaining PARs (the “Second Tranche”) will automatically be exercised if, at any time on or prior to the last day of the sixtieth (60th) month following the Closing Date, the Stock Price of the Common Shares is greater than or equal to $17.50 (the “Second Threshold Amount”) over any twenty (20) Trading Days within any thirty (30) Trading Day period or in the event of a Transaction pursuant to which holders of Common Shares would be entitled to exchange their shares of Common Shares entirely for cash, all outstanding PARs shall automatically be exercised immediately prior to the consummation of such Transaction so long as the amount paid per share in such Transaction shall be greater than or equal to the Second Threshold Amount. If the Second Tranche of PARs has not been automatically exercised by the last day of the sixtieth (60th) month following the Closing Date, then any PARs outstanding at such time shall be automatically forfeited without consideration and shall cease to exist unless extended pursuant to Section 3.2(a).

Section 3.2 Certain Transactions.

(a) In the event that a definitive agreement with respect to a Transaction pursuant to Section 3.1(b) is executed by the Company or any of its subsidiaries on or prior to the last day of the sixtieth (60th) month following the Closing Date, then the PARs then outstanding shall continue to be subject to automatic exercise in accordance with the terms hereof (including following the last day of the sixtieth (60th) month following the Closing Date) until the consummation of such Transaction; provided that (i) if such definitive agreement is terminated in accordance with its terms on or prior to the last day of the sixtieth (60th) month following the Closing Date, then such outstanding PARs shall continue to be subject to automatic exercise in accordance with the terms of this Article 3 until the date on which such PARs would otherwise expire and (ii) if such definitive agreement is terminated in accordance with its terms following the last day of the sixtieth (60th) month following the Closing Date, then upon such termination any PARs that remain outstanding as of such date shall be automatically forfeited without consideration and shall cease to exist.

(b) In the event of a Transaction (other than a Transaction described in Section 3.1), each PAR that is outstanding and unexercised immediately prior to the closing of such Transaction shall be converted into and become a PAR of the surviving entity in such Transaction (the “Surviving Entity”) on economic terms determined by the Board in its discretion to be comparable to the economic terms that applied to the PARs as of immediately prior to such Transaction, and the Surviving Entity shall assume each such PAR in accordance with its terms (as in effect as of the date of this Plan). Without derogating from the provisions of Section 5.1, the Board shall be authorized to make, without the need for a consent of any Holder, such adjustments and arrangements as determined by the Board to be appropriate in its discretion in order to implement such conversion, including adjustments to the number of PARs, to the First Threshold Amount and/or to the Second Threshold Amount and amendments or modifications to this Plan and/or to the terms and conditions of any PAR. Any adjustments, arrangements, amendments or modifications made by the Board pursuant to this Section 3.2(b) shall be definitive, final and binding upon all Holders.

Section 3.3 Equitable Adjustments. The First Threshold Amount and Second Threshold Amount shall be equitably adjusted, as determined by the Board, for stock splits, stock dividends, extraordinary dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Common Shares after the Closing.

Article 4

RESTRICTIONS

Section 4.1 Nontransferable. The PARs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. In order for a Permitted Transfer to be effective: (a) the transferor and transferee must notify the PAR Agent in advance and in writing of such transfer, such notice to be in form and substance, and must include such information, as shall be required by the PAR Agent, (b) the transferor and transferee must have received written confirmation from the PAR Agent that such Permitted Transfer was recorded in the PAR Register and (c) if requested by the Company, the Company shall have received a written opinion letter from counsel for the transferor to the effect that such transfer does not require registration under the Securities Act. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of PARs in whole or in part, that is not a Permitted Transfer, will be void ab initio and of no effect.

Section 4.2 No Other Exercise. PARs shall not be exercisable by any Holder thereof other than pursuant to an automatic exercise pursuant to Sections 3.1 and 3.2.

Section 4.3 No Interest. At no time will any interest accrue or be payable to any Holder in respect of the PARs.

Section 4.4 Registration Rights. The Company registered the Common Shares underlying the PARs on a registration statement on Form F-4 ([●]). The PARs shall not be registered and the Holders shall not have any registration rights with respect to the PAR.

Section 4.5 No Voting Rights. Subject to Section 5.3(b), PARs shall not have any voting rights.

Section 4.6 No Redemption Right. The PARs shall not be redeemable by the Company or any Holder at any time.

Section 4.7 No Dividend Rights.

(a) If the Board sets a record date for the payment of any dividend on the Common Shares, which record date occurs on a day following the automatic exercise of any PAR and prior to the applicable Settlement Date, then such dividend shall also be payable on the Common Shares that are issuable on such Settlement Date; provided that such dividend shall not be payable with respect to any such Common Shares underlying any Vested Company Options.

(b) If the Board distributes a dividend on Common Shares prior to the automatic exercise of any PAR, the First Threshold Amount and Second Threshold Amount of any PAR that is outstanding and unexercised on the record date of such distribution, shall be reduced by an amount equal to the gross per-Common Share dividend amount declared by the Board.

Article 5

THE BOARD

Section 5.1 Authority.

(a) The Board may, in its sole discretion, at any time and from time to time, exercise all the powers and authorities either specifically granted to it hereunder or necessary or advisable in connection with the administration of the PARs, and may delegate such powers and authorities to a committee of the Board, including to (i) construe and interpret the terms hereof, (ii) subject to Section 5.3(a), prescribe, amend and rescind the terms hereof and (iii) make all other determinations the Board deems necessary or advisable for the administration of the PARs and/or to comply with any Law.

(b) The decision of the Board on any question concerning the construction or interpretation of the terms hereof or the administration of the PARs shall be final and binding upon all Holders.

Section 5.2 Liability. No member of the Board shall be liable for any action taken or determination made in good faith with respect to the PARs.

Section 5.3 Amendment.

(a) The Board may enter into one or more amendments of this Plan for any of the following purposes; provided that no more than 40,000,000 PARs may be issued and neither Section 3.1 nor Section 3.2 may be amended to make such Section more favorable to the Holders:

(i) as may be required by the ITA with respect to the filings, notices, waiver requests, applications and other submissions to the ITA that are necessary or advisable in connection with the PAR Tax Ruling or any other Law;

(ii) to evidence the succession of another Person as a successor PAR Agent and the assumption by any such successor of the covenants and obligations of the PAR Agent herein;

(iii) to cure any ambiguity, to correct or supplement any provision in this Plan that may be defective or inconsistent with any other provision of this Plan, or to make any other provisions with respect to matters or questions arising under this Plan; provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;

(iv) as provided in Section 3.2(b);

(v) as may be necessary or appropriate to ensure that the PARs are not subject to registration under the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, or any applicable state securities or “blue sky” Laws; provided that such amendments do not materially adversely affect the interests of the Holders; or

(vi) to reduce the number of PARs, in the event any Holder agrees to renounce such Holder’s rights under this Plan in accordance with Section 6.9.

(b) Subject to Section 5.1, the affirmative consent of the Majority Holders shall be required to amend this Plan in any manner which is materially adverse to interests of the Holders.

(c) Promptly after the adoption by the Company of any amendment pursuant to the provisions of this Section 5.3, the Company shall deliver such amendments to the PAR Agent.

Section 5.4 Effect of Amendments. Upon the adoption of any amendment under this Article 5, this Plan shall be modified in accordance therewith, such amendment shall form a part of this Plan for all purposes and every Holder shall be bound thereby.

Article 6

MISCELLANEOUS

Section 6.1 Enforcement of Rights of Holders. Any actions seeking the enforcement of the rights of Holders hereunder may only be brought either by the PAR Agent or the Majority Holders.

Section 6.2 Termination. This Plan shall be terminated and of no force or effect, the Company will have no liability hereunder and no payments will be required to be made, upon the earlier to occur of (a) the exercise or forfeiture of all PARs in accordance with Article 3, and (b) the delivery of a written notice of termination duly executed by the Company and the Majority Holders. The termination of this Plan shall not affect or limit the right to receive the Common Shares under Article 3 to the extent earned prior to termination of this Plan and the provisions applicable thereto shall survive the expiration or termination of this Plan.

Section 6.3 Notices to the Company. Any notices or other communications to the Company required or permitted under, or otherwise given in connection with, this Plan shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

eToro Group Ltd.
30 Shushed Hayamim St., Bnei Brak, Israel 5120261

Attention:	Yoni Assia
Phone:	+972-73-265-6600
Email:	yoni@etoro.com

with a copy to (which shall not constitute notice):

eToro Group Ltd.
30 Sheshet Hayamim St., Bnei Brak, Israel 5120261

Attention:	Debbie Kahal
Phone:	+972-73-265-6600
Email:	legal@etoro.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Attention:	David Goldschmidt
Sven Mickisch
Maxim Mayer-Cesiano

and

Meitar | Law Offices

16 Abba Hillel Rd.

Ramat Gan 5250608

Israel

Attention:	Dan Shamgar
Jonathan Irom

Section 6.4 Notice to Holders. Where this Plan provides for notice to Holders, such notice shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed to the Holder’s address or email address, as applicable, as it appears in the PAR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.5 Governing Law. This Plan and any action, suit, dispute, controversy or claim arising out of this Plan, or the validity, interpretation, breach or termination of this Plan, shall be governed by and construed in accordance with British Virgin Islands law regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 6.6 Section 409A. The intent of the parties is that payments (including settlements) and benefits under the Plan are exempt from or comply with Section 409A of the U.S. Internal Revenue Code (the “Code”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be exempt from or in compliance therewith. The Company makes no representation that any or all of the payments described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The holder of any PAR shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 6.7 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum in connection with any matter based upon or arising out of this Plan. The Company and each Holder agree that process may be served upon them in any manner authorized by the laws of the British Virgin Islands for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. The Company and each Holder waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Law may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Law is brought in an inconvenient forum; or (v) the venue of such Law is improper. The Company and each Holder hereby agree not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. The Company and each Holder hereby consent to service of process in any such proceeding in any manner permitted by British Virgin Island law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3. Notwithstanding the foregoing in this Section 6.7, the Company and each Holder may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE COMPANY AND THE HOLDERS AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS PLAN, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NONE OF THE COMPANY, ANY HOLDER OR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLAN. FURTHERMORE, NONE OF THE COMPANY, ANY HOLDER OR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Section 6.8 Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Person. Upon such a determination, the Company agrees to modify this Plan so as to effect the original intent of the Company as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.9 Benefits of Plan. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Plan by written notice to the PAR Agent and the Company, which notice, if given, shall be irrevocable.

Section 6.10 Integration. This Plan constitutes the entire terms and conditions with respect to the subject matter hereof and supersedes and replaces all prior terms, conditions, agreements and understandings, both written and oral, with respect to the subject matter hereof. In the event of any contradiction or inconsistency between the terms and conditions of this Plan and the terms and conditions related to the PAR set forth in the Merger Agreement or any exhibit or schedule thereto, the terms and conditions of this Plan shall prevail.

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Schedule A

Schedule of PAR Holders

Name	Number of PAR	Contact Information	Wire Information